Exhibit 99.1

        VaxGen Files 5-Day Extension for Release of 1st-Quarter Results;
                 Conference Call and Web Cast to Be Rescheduled

      BRISBANE, Calif. - May 11, 2004 - VaxGen, Inc. (Nasdaq: VXGN) announced today that it has filed a Form 12b-25 with the Securities and Exchange Commission requesting an automatic 5-day extension for filing its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004. The extension was filed to give VaxGen adequate time to complete its preparation and review of the accounting and documentation necessary for filing its Form 10-Q and to enable the company's independent auditors, who were appointed on April 9, 2004, to complete the required review of the Form 10-Q.

      Consequently, the company will postpone its first-quarter conference call and web cast, which had been scheduled for 12:30 p.m. Eastern, May 11, 2004. A new conference call and web cast will be scheduled after VaxGen has determined the new date for the filing of its first-quarter Form 10-Q.

      About VaxGen

      VaxGen, Inc. is a biopharmaceutical company engaged in the development, manufacture and commercialization of biologic products for the prevention and treatment of human infectious diseases. Based in Brisbane, Calif., the company is developing preventive vaccines against anthrax and smallpox and an anthrax monoclonal antibody through an alliance with AVANIR Pharmaceuticals. VaxGen also is the largest shareholder in Celltrion, Inc., a joint venture formed to build operations for the manufacture of biopharmaceutical products, including VaxGen's product candidates. For more information, please visit the company's web site at: www.vaxgen.com.

NOTE: This press release contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include without limitation, the timing of the filing of the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and any related web cast and/or conference call to discuss financial results. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Item 1 of the company's Annual Report on Form 10-K filed by VaxGen on March 30, 2004, under the heading "Additional Business Risks" for a more detailed description of such risks. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. VaxGen undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.

Contact:
Lance Ignon
Vice President, Corporate Affairs
650-624-1041